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Exhibit 10.14

Licence Agreement

        THIS LICENCE is made the 1st day of April 2003 between IBEX INVESTMENTS LIMITED of Ibex House, 162-164 Arthur Road, Wimbledon Park, London, SW19 8AQ (Company Registration Number 3444049), ("the Owner) and NETWORK PRINTING SOLUTIONS LIMITED of Ibex House, 162-164 Arthur Road, Wimbledon Park, London, SW19 8AQ (Company Number 3414325 ) ("The Licensee") (which expressions shall include the employees of the Owner and the Licensee respectively)

WHEREAS

1.
The Owner is the estate owner of the land and buildings situated at and known as Ibex House, 162-164 Arthur Road, Wimbledon Park, London, SW19 8AQ ("the property") and wishes to permit the Licensee to use and occupy the lower ground floor excluding the front storage room and space underneath the staircase for the purpose of the Licensee's business and to have the use of the car parking space or spaces designated below.

IT IS HEREBY AGREED:

1.
The Owner licenses and permits the Licensee to use and occupy the lower ground floor excluding the front storage room and the space underneath the staircase at the building situated at and known as Ibex House, 162-164 Arthur Road, Wimbledon Park, London, SW19 8AQ fro the purpose of carrying on its business.

2.
The first rent shall be paid on 30th June, 2003 and quarterly in advance at the agreed rate of £4,500 per quarter. The said rent will include all service charges and other outgoings paid by the Owner for the upkeep of the property including lighting and heating bills, water rates, business rates, Insurance, maintenance of the whole and common parts, cleaning of the common parts and car park area.

3.
The period of the Licence shall be for 12 months commencing on 1st April 2003. If after expiry of the first 3 months of this agreement the Licensee does not formally notify the owner in writing that he will be vacating the space then the continuing use of such space will be subject to 3 calendar months written notice of termination by either party at any time but otherwise upon the terms of this agreement.

4.
The Licensee shall use the lower ground floor as specified in paragraph 1 above and shall keep it in as good a condition and state of decoration as at the beginning of this licence agreement.

5.
The licensee shall have the right to park no more than 2 motor vehicles in the space designated by the Owners.

6.
The Licensee shall not:

(i)
use the space to permit it to be used for any residential purpose;

(ii)
permit the use of the space by any other person or company;

(iii)
do or allow to be done in the space any thing which may be a nuisance or annoyance to the Owner or other occupiers or users of the space or any other part of the property or of any adjoining premises;

(iv)
remove, alter, add to or in any way interfere with the locks construction or arrangement of the space without the previous written consent of the Owner.

7.
All rights under this Licence are personal to the Licensee and shall not be assignable.

8.
It is agreed and declared that nothing in this licence shall be construed as creating a tenancy or estate or interest in the space greater than a licence on the terms contained herein.

9.
This Licence shall cease and determine:

(i)
on the expiry of the period mentioned in clause 4 above;

(ii)
if the licensee fails to observe and perform any of the agreements and undertakings on its part contained in this Licence by written notice served by the Owner on the Licensee;

(iii)
if the licensee becomes bankrupt or has a receiving order made against him or enters into any composition or arrangement with creditors generally;

(iv)
if the Licensee enters into liquidation whether compulsory or voluntary other than for the purpose of reconstruction.

        AS WITNESS the hands of the parties hereto the date and year first before written.

        SIGNED BY Shaukat Hussein on behalf of Ibex Investments Limited in the presence of:

Name:	Shaukat Hussein
Address:	Ibex House 162-164 Arthur Road Wimbledon, London SW19 8AQ
Occupation:	Chartered Accountant
SIGNED BY: Peter O'Farrelly (Licensee)
Name:	Peter O'Farrelly, Network Printing Solutions
Adress:	Ibex House 162-164 Arthur Road Wimbledon Park, London SW198AQ
Occupation:	Sales Director

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  Exhibit 10.14
Licence Agreement